Exhibit 99.1

For Immediate Release

MERIDIAN BIOSCIENCE REPORTS FIRST QUARTER 2019 OPERATING RESULTS, DECLARES REGULAR FIRST QUARTER CASH DIVIDEND, AND PROVIDES UPDATED FISCAL 2019 GUIDANCE

CINCINNATI, OHIO January 24, 2019 (GLOBE NEWSWIRE) Meridian Bioscience, Inc. (NASDAQ: VIVO) today announced financial results for the first quarter ended December 31, 2018.

First Quarter 2019 Highlights:

●	Total revenue decreased 1.5% to $51.5 million, as compared to $52.3 million in the first quarter of fiscal 2018 (1% decrease in constant-currency)

●

Reported operating income of $10.6 million (including $0.6 million of costs associated with litigation), an increase of 31% from the first quarter of fiscal 2018, which included $1.5 million of costs associated with restructuring activities and litigation

●

Reported GAAP EPS of $0.19 per diluted share and non-GAAP EPS of $0.20 per diluted share, increases of 27% and 33%, respectively, from the first quarter of fiscal 2018 (see non-GAAP financial measure reconciliation below)

●	Declared regular quarterly cash dividend of $0.125 per share

●	Received FDA clearance for our new Alethia™ CMV Molecular Amplification Test (formerly, the illumigene brand)

●	Submitted regulatory documents to FDA in connection with efforts to reinstate our blood chemistry products’ venous blood claims

First Quarter 2019 Results

Total revenue for the first quarter of fiscal 2019 decreased 1.5% to $51.5 million, compared to $52.3 million in the first quarter of 2018. This decrease was primarily driven by our Diagnostics business unit revenues decreasing 2% from $37.5 million to $36.7 million, as volume pressures in a number of our molecular products, and pricing in certain gastrointestinal lines more than offset growth in blood-lead chemistry products. Sales in our Life Science business unit were relatively flat at $14.8 million, reflecting the effects of inconsistent order patterns with a number of our multi-national IVD manufacturing customers and broadly in China.

Operating income for the fiscal 2019 first quarter increased $2.5 million to $10.6 million from the first quarter of fiscal 2018. This increase primarily results from the combined effects of a $0.9 million decrease in restructuring and litigation costs, and a $2.0 million decrease in other operating expenses. Excluding the effects of the restructuring and litigation costs in each period, operating income increased 17% over the fiscal 2018 first quarter to $11.1 million. R&D spending was down in the quarter compared to first quarter of fiscal 2018, which included clinical trial expenses for the recently-cleared congenital CMV assay. Sales and marketing expenses in the quarter were down due to fiscal 2018 organization streamlining initiatives, particularly in our Life Science business, as well as lower sales commissions as a result of lower revenues. General and administrative expenses were down in the quarter, also due in large part to the effects of organizational streamlining initiatives in fiscal 2018. Fiscal first quarter operating income in Diagnostics increased 3% despite the decrease in revenues because of lower operating expenses. Operating income for the fiscal first quarter was up 74% in Life Science, driven by the continued benefit of fiscal 2018 restructuring activities, including a lower-cost commercial organization, as well as overall productivity improvements.

Net earnings for the first quarter of fiscal 2019 totaled $8.1 million, or $0.19 per diluted share, as compared to $6.3 million, or $0.15 per diluted share, for the first quarter of fiscal 2018. On a non-GAAP basis, earnings were $8.6 million, or $0.20 per diluted share, increases of 31% and 33%, respectively. Non-GAAP basis excludes the effect of litigation costs in both the fiscal 2019 and 2018 periods, and in fiscal 2018, also excludes restructuring costs and certain one-time tax effects of the U.S. Tax Cuts and Jobs Act (the “tax reform act”) enacted in December 2017 (see non-GAAP financial measure reconciliation below).

Jack Kenny, Chief Executive Officer, commented, “While revenue growth in the first quarter was below our expectations, the realignment and efficiency actions taken in fiscal 2018, combined with continued expense management discipline, allowed us to deliver strong earnings growth and profit margins. We are committed to re-invest in the business and intend to increasingly re-deploy such savings into future growth initiatives, including strengthening our molecular product portfolio. We are in the early stages of executing our strategy, including re-positioning our Diagnostics business for sustainable topline growth. Our molecular diagnostics products are experiencing more competitive pressure than we anticipated, and a very high volume of flu and other respiratory illness testing in the second quarter of fiscal 2018 will make for difficult comparisons for our Diagnostics business unit in the second quarter. We believe new commercial and product initiatives already in place in our Diagnostics business will yield positive results and increasingly contribute to financial results through fiscal 2019. These factors, combined with our continued expectation for strong, but periodically inconsistent, growth in our Life Science business, are reflected in our updated guidance for fiscal 2019.”

Tax Reform Impact

Our GAAP net earnings for both fiscal year periods include the effects of the tax reform act signed into law during December 2017. The fiscal 2019 first quarter reflects the lower U.S. federal tax rate of 21% being fully phased-in and the fiscal 2018 first quarter includes: (i) a benefit of $1.7 million ($0.04 per diluted share) primarily related to the re-measurement of our U.S. net deferred tax liabilities based on the new federal rate; and (ii) a charge of $0.9 million ($0.02 per diluted share) for the mandatory U.S. repatriation transition tax. Our effective tax rate for the first quarter of fiscal 2019 is 23%.

Cash Dividend Matters

The Board of Directors declared the regular quarterly cash dividend of $0.125 per share for the first quarter ended December 31, 2018. The dividend is payable on February 14, 2019 to shareholders of record as of the close of business on February 4, 2019. The Company regularly evaluates its capital allocation priorities and remains committed to distributing excess capital to shareholders through dividends and other available means absent imminent reinvestment opportunities in the business. The actual declaration and amount of dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements and future business developments, including any acquisitions and other factors deemed relevant by the Board.

Fiscal 2019 Guidance

The following is a summary of the Company’s revised financial guidance for the fiscal year ending September 30, 2019:

Consolidated

Net revenues	Flat-2% growth

Operating margin	~19% (GAAP), ~20% (Non-GAAP)

Tax rate	24.5%-25.0%

Earnings per Share	$0.72-$0.74 (GAAP)

$0.74-$0.76 (Non-GAAP)

	Diagnostics	Life Science

Net revenues	Low single-digit decline	High single-digit to low double-digit growth

Operating margin	Down from F2018 and Q1-F2019	Significant improvement vs. F2018

The revenue, earnings and operating margin guidance provided in this press release is derived from expected internal growth and does not include the impact of any acquisitions the Company may complete during fiscal 2019.

FDA Remediation

We continue to make progress with our remediation plan for our blood-chemistry manufacturing facility, and submitted in late December 2018, the regulatory documents to reinstate our venous blood claims for all three blood-lead assays.

Financial Condition

The Company’s financial condition remains sound. At December 31, 2018, cash and equivalents were $61.5 million and the Company had 100% borrowing capacity under its $30.0 million commercial bank credit facility. The Company’s bank-debt obligations totaled $49.1 million as of December 31, 2018.

Conference Call Information

Jack Kenny, Chief Executive Officer, and Eric Rasmussen, Chief Financial Officer, will host a conference call on Thursday, January 24, 2019 beginning at 9:00 a.m. Eastern Time to discuss the first quarter financial results and answer questions.

To participate in the live call by telephone from the U.S., dial (866) 443-5802, or from outside the U.S., dial (513) 360-6924, and enter the audience pass code 5086695. A replay will be available for 14 days beginning at 2:00 p.m. Eastern Time on January 24, 2019 by dialing (855) 859-2056 or (404) 537-3406 and entering pass code 5086695.

INTERIM UNAUDITED OPERATING RESULTS

(In Thousands, Except per Share Data)

The following table sets forth the unaudited comparative results of Meridian on a U.S. GAAP basis for the first quarters of fiscal 2019 and fiscal 2018.

	Three Months Ended
	December 31,

	2018	2017
Net revenues	$51,480	$52,283
Cost of sales	19,908	20,273

Gross profit	31,572	32,010

Operating expenses
Research and development	3,967	4,420
Selling and marketing	7,563	8,844
General and administrative	8,902	9,202
Restructuring costs	-	734
Litigation costs	589	749

Total operating expenses	21,021	23,949

Operating income	10,551	8,061
Other expense net	(75)	(403)
Earnings before income taxes	10,476	7,658
Income tax provision	2,370	1,356

Net earnings	$8,106	$6,302

Net earnings per basic common share	$0.19	$0.15
Basic common shares outstanding	42,446	42,263
Net earnings per diluted common share	$0.19	$0.15
Diluted common shares outstanding	42,905	42,662

Non-GAAP Financial Measures
(see non-GAAP financial measure reconciliation below)
Operating income	$11,140	$9,544
Net earnings	8,558	6,541
Net earnings per diluted common share	$0.20	$0.15

Condensed Balance Sheet Data

	December 31,
	2018		2017
Cash and equivalents	$61,523	$	54,711
Working capital	118,924		113,143
Long-term debt	49,063		53,530
Shareholders’ equity	178,642		172,878
Total assets	249,857		251,951

Segment Data

The following table sets forth the unaudited revenue and segment data for the interim periods in fiscal 2019 and fiscal 2018 (in thousands).

	Three Months Ended
	December 31,
	2018	2017
Net Revenues - By Product Platform/Type
Diagnostics
Molecular assays	$7,298	$8,717
Immunoassays & blood chemistry assays	29,367	28,773

Total Diagnostics	36,665	37,490
Life Science
Molecular reagents	6,589	5,688
Immunological reagents	8,226	9,105
Total Life Science	14,815	14,793

Total Net Revenues	$51,480	$52,283

Net Revenues - By Disease State/Geography
Diagnostics
Gastrointestinal assays	$18,633	$20,270
Respiratory illness assays	7,977	7,486
Blood chemistry assays	4,466	4,266
Other	5,589	5,468

Total Diagnostics	36,665	37,490
Life Science
Americas	4,534	5,250
EMEA	7,455	5,185
ROW	2,826	4,358
Total Life Science	14,815	14,793

Total Net Revenues	$51,480	$52,283

Geographic Regions Americas = North and Latin America EMEA = Europe, Middle East and Africa ROW = Rest of World

OPERATING INCOME
Diagnostics	$	8,786	$	8,569
Life Science		5,129		2,943
Corporate		(2,802)		(2,072)
Restructuring and Litigation Costs		(589)		(1,483)
Eliminations		27		104
Total Operating Income	$	10,551	$	8,061

NON-GAAP FINANCIAL MEASURES

In this press release, we have supplemented our reported GAAP financial information with information on operating expenses, operating income, net earnings, basic earnings per share and diluted earnings per share excluding the effects of restructuring costs, litigation costs, and certain one-time tax effects of the tax reform act. We have provided in the tables below reconciliations of operating expenses, operating income, net earnings, basic earnings per share and diluted earnings per share, with and without the effects of these non-routine items, for the first quarters ended December 31, 2018 and December 31, 2017.

We believe this information is useful to an investor in evaluating our performance because:

1.	These measures help investors to more meaningfully evaluate and compare the results of operations from period to period by removing the impacts of these non-routine items; and

2.

These measures are used by our management for various purposes, including evaluating performance against incentive bonus achievement targets, comparing performance from period to period in presentations to our board of directors, and as a basis for strategic planning and forecasting.

Revenue reported on a constant-currency basis is also a non-GAAP measure and is calculated by applying current period average foreign currency exchange rates to each of the comparable periods. Management analyzes revenue on a constant-currency basis to better measure the comparability of the results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, management believes that evaluating revenue changes on a constant-currency basis provides an additional and meaningful assessment of revenue to both management and investors.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, the non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations, in that they do not reflect all amounts associated with our results as determined in accordance with U.S. GAAP. Therefore, these measures should only be used to evaluate our results in conjunction with corresponding GAAP measures.

FIRST QUARTER

GAAP TO NON-GAAP RECONCILATION TABLES

(In Thousands, Except per Share Data)

	Three Months

	Ended December 31,

	2018	2017
Operating Expenses -
U.S. GAAP basis	$21,021	$23,949
Restructuring costs	-	(734)
Litigation costs	(589)	(749)

Adjusted Operating Expenses	$20,432	$22,466

Operating Income -
U.S. GAAP basis	$10,551	$8,061
Restructuring costs	-	734
Litigation costs	589	749

Adjusted Operating Income	$11,140	$9,544

Net Earnings -
U.S. GAAP basis	$8,106	$6,302
Restructuring costs*	-	535
Litigation costs*	452	545
One-time benefit from tax law change	-	(1,695)
Repatriation transition tax	-	854

Adjusted Earnings	$8,558	$6,541

Net Earnings per Basic Common Share -
U.S. GAAP basis	$0.19	$0.15
Restructuring costs	-	0.01
Litigation costs	0.01	0.01
One-time benefit from tax law change	-	(0.04)
Repatriation transition tax	-	0.02

Adjusted Basic EPS	$0.20	$0.15

Net Earnings per Diluted Common Share -
U.S. GAAP basis	$0.19	$0.15
Restructuring costs	-	0.01
Litigation costs	0.01	0.01
One-time benefit from tax law change	-	(0.04)
Repatriation transition tax	-	0.02

Adjusted Diluted EPS	$0.20	$0.15

*         Net of tax.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements accompanied by meaningful cautionary statements. Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which may be identified by words such as “estimates”, “anticipates”, “projects”, “plans”, “seeks”, “may”, “will”, “expects”, “intends”, “believes”, “should” and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Meridian expects or anticipates will occur in the future, including, but not limited to, statements relating to per share diluted earnings and revenue, are forward-looking statements. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made. Specifically, Meridian’s forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events and operating performance. Meridian assumes no obligation to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially, including, without limitation, the following:

Meridian’s operating results, financial condition and continued growth depends, in part, on its ability to introduce into the marketplace enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by Meridian’s competition, its ability to effectively sell such products and its ability to successfully expand and effectively manage increased sales and marketing operations. While Meridian has introduced a number of internally developed products and acquired products, there can be no assurance that it will be successful in the future in introducing such products on a timely basis or in protecting its intellectual property, and unexpected or costly manufacturing costs associated with its introduction of new products or acquired products could cause actual results to differ from expectations. Meridian relies on proprietary, patented and licensed technologies. As such, the Company’s ability to protect its intellectual property rights, as well as the potential for intellectual property litigation, would impact its results. Ongoing consolidations of reference laboratories and formation of multi-hospital alliances may cause adverse changes to pricing and distribution. Recessionary pressures on the economy and the markets in which our customers operate, as well as adverse trends in buying patterns from customers, can change expected results. Costs and difficulties in complying with laws and regulations, including those administered by the United States Food and Drug Administration, can result in unanticipated expenses and delays and interruptions to the sale of new and existing products, as can the uncertainty of regulatory approvals and the regulatory process. The international scope of Meridian’s operations, including changes in the relative strength or weakness of the U.S. dollar and general economic conditions in foreign countries, can impact results and make them difficult to predict. One of Meridian’s growth strategies is the acquisition of companies and product lines. There can be no assurance that additional acquisitions will be consummated or that, if consummated, will be successful and the acquired businesses will be successfully integrated into Meridian’s operations. There may be risks that acquisitions may disrupt operations and may pose potential difficulties in employee retention, and there may be additional risks with respect to Meridian’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings or the failure of acquisitions to achieve their plans and objectives. Meridian cannot predict the outcome of goodwill impairment testing and the impact of possible goodwill impairments on Meridian’s earnings and financial results. Meridian cannot predict the possible impact of U.S. health care legislation enacted in 2010 – the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act – and any modification or repeal of any of the provisions thereof initiated by Congress or the presidential administration, and any similar initiatives in other countries on its results of operations. Efforts to reduce the U.S. federal deficit, breaches of Meridian’s information technology systems, trade wars, increased tariffs, and natural disasters and other events could have a materially adverse effect on Meridian’s results of operations and revenues. In the past, the Company has identified a material weakness in our internal control over financial reporting, which has been remediated, but the Company can make no assurances that a material weakness will not be identified in the future, which if identified and if not properly corrected, could materially adversely affect our operations and result in material misstatements in our financial statements. In addition to the factors described in this paragraph, as well as those factors identified from time to time in our filings with the Securities and Exchange Commission, Part I, Item 1A Risk Factors of our most recent Annual Report on Form 10-K contains a list and description of uncertainties, risks and other matters that may affect the Company. Readers should carefully review these forward-looking statements and risk factors, and not place undue reliance on our forward-looking statements.

About Meridian Bioscience, Inc.

Meridian is a fully integrated life science company that develops, manufactures, markets and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.

Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Contact:

Jack Kenny

Chief Executive Officer

Meridian Bioscience, Inc.

Phone:  513.271.3700

Email:  mbi@meridianbioscience.com

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